Exhibit 99


                 Contact Stewart E. McClure, Jr. at 908-630-5000

                             SOMERSET HILLS BANCORP
              REPORTS FOURTH QUARTER AND YEAR END RESULTS FOR 2004

BERNARDSVILLE, NEW JERSEY, February 7, 2005...Somerset Hills Bancorp (NASDAQ SmallCap : "SOMH") announced that for the year ending December 31, 2004, the Company recorded net income of $1,359,000 compared to net income of $1,173,000 in 2003, an increase of $186,000 or 15.9%. Diluted earnings per share for the years ended December 31, 2004 and 2003 were $0.38. The increase in net income was the result of an $883,000 increase in net interest income, to $6.2 million, and an $886,000 decrease in non-interest expense to $7.3 million and was also due to a decrease of $111,000 in the provision for loan losses. These positive changes were partially offset by a decrease of $1.7 million in non-interest income to $2.8 million.

     Total assets grew to $181.9 million at December 31, 2004, a net increase of $12.2 million, or 7.2%, since December 31, 2003. Total loans were $132.9 million, an increase of $24.0 million, or 22.0%, from December 31, 2003. Total deposits were $154.9 million at December 31, 2004, an increase of $9.2 million, or 6.3%, since December 31, 2003. During this same period, lower-cost relationship-based core deposits increased 13.9%. This included demand deposits which grew 27.8%, while higher cost certificates of deposit decreased 22.3%.

     For the three month period ending December 31, 2004, the Company recorded net income of $414,000, compared to net income of $338,000 for the same period in 2003. Diluted earnings per share increased from $0.10 for the fourth quarter of 2003 to $0.11 in the current fourth quarter. The increase in net income was the result of a $600,000, or 51% increase in net interest income, to $1.8 million. This was partially offset by a $427,000 decrease in non-interest income due to lower gains on sales of loans relating to the mortgage company, and an increase in the provision for loan losses of $65,000.

     Stewart E. McClure, Jr., President and Chief Executive Officer, stated: "We are very excited about the results for 2004 and our prospects for 2005. Despite a significant decrease in mortgage closings in 2004, and the expenses related to the opening of our fourth branch in Summit, we were able to produce a 15.9% increase in net income. As we have previously discussed, our focus on "core relationship" development, driven by a very high level of service




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and personal attention, has allowed us to change the composition of our balance sheet most favorably. During 2004 our net interest margin averaged 3.79% versus 3.40% in 2003, and we ended the year with the month of December averaging 4.23%. We continue to be an asset sensitive bank that is well positioned for further rate increases. We also continue to pursue our plans to grow our franchise. We opened our fourth branch in Summit in October 2004 and have approximately two new branches per year as our goal."

     Somerset Hills Bancorp is a bank holding company formed in January 2001 to own all of the common stock of Somerset Hills Bank, a full service commercial bank with offices in Bernardsville, Mendham, Morristown, and Summit, New Jersey. Somerset Hills Bank focuses its lending activities on small to medium sized businesses, high net worth individuals, professional practices, and consumer and retail customers. The Bank operates a licensed mortgage company subsidiary, Sullivan Financial Services, Inc. and also operates Somerset Hills Wealth Management Services, LLC., a wholly owned subsidiary licensed to provide financial services including financial planning, insurance (life, health, property and casualty), mutual funds and annuities for individuals and commercial accounts, and Somerset Hills Title Group, LLC, which, with its partner, Property Title Group, provides title services in connection with the closing of real estate transactions. The common stock of the Company is traded on NASDAQ under the symbol SOMH and the Company's warrants are traded under the symbol SOMHW.

Forward-Looking Statements
--------------------------
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Those statements are subject to known and unknown risk, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements. We based the forward-looking statements on various factors and using numerous assumptions. Important factors that may cause actual results to differ from those contemplated by forward-looking statements include, for example, the success or failure of our efforts to implement our business strategy, the effect of changing economic conditions and in particular changes in interest rates, changes in government regulations, tax rates and similar matters, our ability to attract and retain quality employees, and other risks which may be described in our future filings with the SEC.



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
                                                           Three months        Three months        Twelve months      Twelve months
                                                               ended              ended               ended               ended
                                                            Dec. 31, 2004      Dec. 31, 2003       Dec. 31, 2004      Dec. 31, 2003
                                                            -------------      -------------       -------------      -------------
                                                             (unaudited)                           (unaudited)
INTEREST INCOME

    Loans, including fees                                      $2,027             $1,591             $7,128             $7,407
    Federal funds sold                                             19                 60                 67                 87
    Investment securities                                         252                113                998                377
    Cash and due from  banks                                        4                  1                  9                 12
                                                               ------             ------             ------             ------
         Total interest income                                  2,302              1,765              8,202              7,883

INTEREST EXPENSE
     Deposits                                                     512                576              1,962              2,462
     Federal Funds Purchased                                       --                 --                  2                 30
     Borrowings                                                    13                 12                 55                 91
                                                               ------             ------             ------             ------
         Total interest expense                                   525                588              2,019              2,583
                                                               ------             ------             ------             ------

         Net Interest Income                                    1,777              1,177              6,183              5,300

PROVISION FOR LOAN LOSSES                                          75                 10                225                336
                                                               ------             ------             ------             ------

         Net interest income after provision for possible
             loan losses                                        1,702              1,167              5,958              4,964
                                                               ------             ------             ------             ------

NON-INTEREST INCOME
     Service fees on deposit accounts                              75                 48                289                185
     Gains on sales of mortgage loans, net                        475                967              2,183              4,148
     Gains on sales of investment securities, net                   9                 --                  9                  6
     Other income                                                 109                 80                364                231
                                                               ------             ------             ------             ------
         Total Non-Interest Income                                668              1,095              2,845              4,570
                                                               ------             ------             ------             ------

NON-INTEREST EXPENSE
     Salaries and employee benefits                               937              1,146              3,707              4,593
     Occupancy expense                                            334                266              1,242              1,131
     Advertising & business promotions                            166                104                504                479
     Printing stationery and supplies                              59                 41                204                258
     Data processing                                               74                 71                288                277
     Other operating expense                                      344                284              1,386              1,479
                                                               ------             ------             ------             ------
         Total Non-Interest Expense                             1,914              1,912              7,331              8,217
                                                               ------             ------             ------             ------

         Income before provision for taxes                        456                350              1,472              1,317

PROVISION FOR INCOME TAX                                           42                 12                113                144
                                                               ------             ------             ------             ------

         Net income                                            $  414             $  338             $1,359             $1,173
                                                               ======             ======             ======             ======

Per share data
     Net income - basic                                        $ 0.14             $ 0.11             $ 0.45             $ 0.39
                                                               ======             ======             ======             ======
     Net income - diluted                                      $ 0.11             $ 0.10             $ 0.38             $ 0.38
                                                               ======             ======             ======             ======

         Per share data reflects a 5% stock
         dividend which was effective June 2, 2004





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


                                                                December 31, 2004     December 31, 2003
                                                                -----------------     -----------------
                                                                  (Unaudited)

ASSETS

Cash and due from banks                                             $   5,000             $   7,392
Interest bearing deposits                                                  85                   175
Federal funds sold                                                         --                17,200
                                                                    ---------             ---------
              Total cash and cash equivalents                           5,085                24,767

Loans held for sale, net                                                10,328                 5,110
Investment securities held to maturity (Market value                    5,847                 6,117
$ 5,862 in 2004 and $ 6,121 in 2003)
Investment securities available- for- sale                             17,484                15,454

Loans receivable                                                      132,871               108,928
         less allowance for loan losses                                (1,634)               (1,417)
           deferred fees                                                 (198)                 (137)
                                                                    ---------             ---------
Net loans                                                             131,039               107,374

Premises and equipment, net                                             4,231                 3,786
Goodwill, net                                                           1,191                 1,191
Bank owned life insurance                                               5,341                 5,122
Accrued interest receivable                                               652                   488
Other assets                                                              678                   270
                                                                    ---------             ---------
              Total assets                                          $ 181,876             $ 169,679
                                                                    =========             =========

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
     Deposits
     Non-interest bearing deposits-demand                           $  37,061             $  28,995
     Interest bearing deposits-NOW,
        money market and savings                                       94,066                86,111
     Certificates of deposit, under $100,000                           16,819                21,554
     Certificates of deposit, $100,000 and over                         6,929                 8,991
                                                                    ---------             ---------
              Total deposits                                          154,875               145,651
                                                                    ---------             ---------

Federal Home Loan Bank advances                                         3,200                 1,000
Accrued interest payable                                                   88                    83
Other liabilities                                                         665                 1,224
                                                                    ---------             ---------
              Total liabilities                                       158,828               147,958
                                                                    ---------             ---------
Commitments and contingencies

STOCKHOLDERS' EQUITY
Preferred stock-1,000,000 shares authorized; none issued                   --
     *Common stock- authorized,9,000,000 shares
      of no par value;issued and outstanding,
     3,049,448 shares in 2004 and 3,039,095 in 2003                    23,940                23,853
     Accumulated deficit                                                 (827)               (2,186)
     Accumulated other comprehensive (Loss) income                        (65)                   54
                                                                    ---------             ---------
Total stockholders` equity                                             23,048                21,721
                                                                    ---------             ---------
              Total liabilities and
              stockholders' equity                                  $ 181,876             $ 169,679
                                                                    =========             =========

              *Restated to reflect 5% stock dividend